                                                                    Exhibit 99.1

[ARDENT HEALTH SERVICES]

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
R. Dirk Allison
Executive Vice President and Chief Financial Officer
(615) 296-3000

MEDIA CONTACT:
Shea Davis
Vice President, Communications
(615) 296-3240


                        ARDENT HEALTH SERVICES COMMENCES
                       CONSENT SOLICITATION OF NOTEHOLDERS


NASHVILLE, Tenn. (Dec. 20, 2004) --- Ardent Health Services LLC announced today that its subsidiary, Ardent Health Services, Inc., has commenced the solicitation of consents from the holders of its 10% Senior Subordinated Notes due 2013 to an amendment to the financial reporting covenant contained in the indenture governing the Notes. The amendment would provide that Ardent is not required to comply with the covenant until May 2, 2005. Ardent Health Services, Inc. is also seeking a waiver of all existing defaults under the indenture with respect to the financial reporting covenant.

The consent solicitation is scheduled to expire at 5:00 p.m., EST, on December 31, 2004, unless extended. Holders of Notes who deliver their consent on or prior to 5:00 p.m., EST, on December 31, 2004 will, subject to the satisfaction of certain conditions, receive a consent payment of $5.00 per $1,000 principal amount of Notes validly consented.

The completion of the consent solicitation is conditioned upon the satisfaction of certain conditions, including that consents representing a majority in principal amount of the notes must be received and a supplemental indenture for the notes must be executed. A more complete description of the consent solicitation and its conditions can be found in the consent solicitation statement to be distributed to Noteholders.

As previously disclosed, the Audit Committee of Ardent's Board of Directors is conducting an independent review of accounting practices at Lovelace Sandia Health System, Inc. in Albuquerque, New Mexico. The Audit Committee is conducting the independent review with the assistance of the independent law firm of King & Spalding and the independent accounting firm of Deloitte & Touche.


                                     -MORE-

Ardent Health Services Commences
 Consent Solicitation of Noteholders
Page 2
Dec. 20, 2004


Because of the independent review, Ardent did not file its Form 10-Q for the third quarter of 2004 with the SEC by the November 15, 2004 filing deadline. On November 30, 2004, Ardent announced that due to the initial results of the independent review, the Audit Committee had concluded that Ardent will restate its financial results for the year ended December 31, 2003, and for the first and second quarters of 2004. At that time, Ardent announced that it expected to file with the SEC the delayed Form 10-Q and certain restated financial statements for fiscal year 2003 and the first and second quarters of 2004 by the end of the first quarter of 2005.

Since the November 30 announcement, Ardent and its independent auditors, Ernst & Young, have determined that additional time will be required to complete the historical and current financial statements. Ardent now expects that the third quarter Form 10-Q and the restated financial statements will be filed with the SEC by May 2, 2005. Accordingly, through the consent solicitation, Ardent Health Services, Inc. is seeking an extension for compliance with the financial reporting covenant in the indenture to May 2, 2005. Ardent intends to provide to holders of the notes preliminary unaudited financial information relating to its results of operations for the 2004 fiscal year by February 15, 2005.

If the proposed amendment to the financial reporting covenant is approved and the existing defaults are waived by the Noteholders, Ardent may enter into certain previously-announced divestitures.

At the time of the initial disclosure of the independent review, the company had contacted, among others, the SEC to inform them of the Audit Committee's actions. As anticipated, the SEC has requested that we voluntarily send to them information concerning issues identified in the review. The company intends to cooperate fully with this request for information.

Ardent is also in discussions with its senior bank lenders regarding a proposed amendment to its senior secured credit agreement which would, among other things, extend the deadline for the delivery of its financial statements for the third quarter of 2004 and the 2004 fiscal year to May 2, 2005.

Ardent has retained Citigroup Global Markets Inc. and Banc of America Securities LLC to serve as the solicitation agents and Global Bondholder Services Corporation to serve as the information agent and tabulation agent for the consent solicitation. Requests for documents may be directed to Global Bondholder Services Corporation, by telephone at (800) 470-3800 (U.S. toll-free) or (212) 430-3774 (collect) or in writing at 65 Broadway - Suite 704, New York, NY 10006. Questions regarding the consent solicitation may be directed to either Citigroup Global Markets Inc., at (800) 558-3745 (U.S. toll-free) or (212) 723-6106 (collect), Attention: Liability Management Group, or Banc of America Securities LLC, at (888) 292-0070 (U.S. toll-free) or (704) 388-9217 (collect),
Attention: High Yield Special Products.

This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or sell or a solicitation of consents with respect to any securities. The solicitation is being made solely pursuant to Ardent Health Services Inc.'s consent solicitation statement dated December 20, 2004 and the related consent form.

                                     -MORE-

Ardent Health Services Commences
 Consent Solicitation of Noteholders
Page 3
Dec. 20, 2004


Ardent Health Services is a provider of health care services to communities throughout the United States. Ardent currently operates 35 hospitals in 14 states, providing a full range of medical/surgical, psychiatric and substance abuse services to patients ranging from children to adults.


FORWARD LOOKING STATEMENTS:
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are intended to be covered by the safe harbors created under that Act. These statements are based on our current estimates and expectations. Forward-looking statements may include words, such as "may," "will," "plans," "estimates," "anticipates," "believes," "expects," "intends" and similar expressions. These forward-looking statements are subject to various factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed. These factors, risks and uncertainties include, without limitation, the timing and results of the ongoing internal investigation being conducted by the Audit Committee; the ultimate impact and consequences arising from the restatement of Ardent's previously filed financial statements, the restrictions and covenants in our credit facility and debt instruments, our need to seek alternative financing if the consent solicitation is not completed and the potential lack of adequate alternative financing; the geographic concentration of our operations, particularly in Albuquerque, New Mexico and Tulsa, Oklahoma; possible changes in the Medicare and Medicaid programs that may limit reimbursement to health care providers and insurers; a possible reduction of profitability of our health plan caused by lower enrollment; our failure to maintain satisfactory relationships with providers or our ability to effectively price our health care premiums or manage medical costs; the availability, cost and terms of malpractice insurance coverage; claims and legal actions relating to professional liabilities or other matters exceeding the scope of our liability coverage; the highly competitive nature of the health care business, including the competition to recruit and retain physicians and other health care personnel and the ability to retain qualified management; the potential adverse impact of government investigations or "qui tam" lawsuits brought under the False Claims Act or other whistleblower statutes; our ability to integrate newly acquired facilities and improve their operations and realize the anticipated benefits of the acquisitions; our ability to acquire hospitals that meet our target criteria; our ability to manage and integrate our information systems effectively and the impact of the previously-announced impairment charge for software, hardware and implementation costs which we previously capitalized; any reduction in payments to health care providers by government and commercial third-party payers, as well as cost-containment efforts of insurers and other payers; uncertainty associated with compliance with HIPAA and other privacy laws and regulations; changes in, or violations of, federal, state or local regulation affecting the health care industry; the possible enactment of Federal or state health care reform; changes in general economic conditions and those factors, risks and uncertainties described in our Annual Report on Form 10-K under the caption "Risk Factors" and from time to time our filings with the Securities and Exchange Commission.

We can give no assurance that the forward-looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained in this release.

                                      -END-